Exhibit 99.1

     AirNet Receives Afghan Wireless Network Expansion Orders From TECORE;
              Orders for $1.1M Will Provide Coverage in New Cities

     MELBOURNE, Fla.--(BUSINESS WIRE)--Aug. 4, 2004--AirNet Communications Corporation (Nasdaq:ANCC), the technology leader in software defined base station products for wireless communications, today announced that it has received approximately $1.1M in expansion purchase orders from TECORE Wireless Systems for deployment in the Afghan Wireless mobile network. These orders are for the purchase of AirNet's latest AdaptaCell(R) 4000 base station and services.
     "With the assistance of AirNet's world-class customer service, we have recently optimized and enhanced our network performance and expanded our subscriber base," said Tom Bosley, chief operating officer of Telephone Systems International, Inc., Afghan Wireless' largest stockholder. "In the GSM world, the voice quality of AirNet's product is remarkable. This purchase is enabling Afghan Wireless to provide our customers with high caliber services."
     "Our solid execution, quality products and strong local support have resulted in Afghan Wireless entrusting us with their business," said Jay Salkini, Chairman and CEO for TECORE Wireless Systems. "Together with AirNet, we've been with Afghan Wireless since the beginning in 2002 and supported Afghanistan's growing demand for mobile wireless service."
     "AirNet is very proud to have contributed to the success of the Afghan Wireless network," said Glenn Ehley, president and CEO for AirNet. "We have repeatedly demonstrated our ability to deliver innovative solutions in a complex environment. Our newest product line, the AdaptaCell 4000, has proven to be a robust and competitive product in the GSM marketplace."
     Afghan Wireless is Afghanistan's largest provider of telecommunications services, with GSM mobile networks in fifteen Afghan cities: Kabul, Jalalabad, Mazar-i-sharif, Kandahar, Herat, Kunduz, Baglan, Puli Kumri, Talaqan, Logar, Puli Aman, Bagram, Charikar, Jabal Saraj and Serobir. The company launched Afghanistan's first wireless communications service in April 2002. Afghan Wireless is licensed to provide GSM service nationally until 2018. It is a joint venture between Telephone Systems International, Inc. and the Ministry of Communications.

     About TECORE

     TECORE Wireless Systems is a global supplier of turn-key wireless mobility networks for regional and country-wide deployments and solutions for migrating existing networks to advanced digital wireless technologies while expanding coverage and capacity. The company's turn-key solutions include its AirCore(R) Mobile Switching System at the core of the network in conjunction with GSM/GPRS, CDMA and TDMA base station solutions to deliver fully-integrated feature-rich services. As a provider of worldwide scalable networks, TECORE has achieved certification to the prestigious ISO 9001:2000 Quality Standard. Named one of the "20 Firms for the Next Generation," TECORE is a global leader in converging wireless and IP networks and wireless enterprise systems solutions. For more information, please visit the TECORE website at http://www.tecore.com.

     About AirNet

     AirNet Communications Corporation is a leader in wireless base stations and other telecommunications equipment that allow service operators to cost effectively and simultaneously offer high-speed data and voice services to mobile subscribers. AirNet's patented broadband, software-defined AdaptaCell(R) base station solution provides a high capacity base station with a software upgrade path to high-speed data. The Company's Digital AirSite(R) Backhaul Free base station carries wireless voice and data signals back to the wireline network, eliminating the need for a physical backhaul link, thus reducing operating costs. AirNet has 69 patents issued or pending. More information about AirNet may be obtained by visiting the AirNet Web site at http://www.airnetcom.com.

     Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

     The statements contained in this press release that are not historical information are forward-looking statements that relate to future events or our future financial performance, including statements regarding our expectations, beliefs, plans, estimates, intentions or strategies for the future. Forward looking statements include statements regarding the negotiation or conclusion of a financing transaction, the financial effects of a corporate restructuring, the transition and evolution to next generation products, and other statements relating to the company's outlook. All forward-looking statements included in this release are based upon information available to AirNet Communications Corporation as of the date hereof and the Company assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause our actual results to differ materially from those projected. Potential risks and uncertainties include, but are not limited to, risks or uncertainties, that our sales revenue is concentrated around a few large customers; that the company may not be successful in growing alliances with recently announced OEM resellers; that the company's new products may not be accepted by the market, and that the company may not be able to continue to operate as a going concern in the absence of investment capital. These and other risks are discussed in Company filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2003.
     AirNet(R) AdaptaCell(R), and AirSite(R) are registered trademarks with the U.S. Patent and Trademark Office. The stylized AirNet mark, Super Capacity(TM), TripCap(TM), Backhaul Free(TM), AdaptaSite(TM) and RapidCell(TM) are trademarks of AirNet. Other names are registered trademarks or trademarks of their respective holders.

     CONTACT: AirNet Communications Corporation, Melbourne
              Investor Relations:
              Stuart P. Dawley, 321-953-6780
              sdawley@airnetcom.com